UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2019 (October 24, 2019)

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55916	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Energy Resources 12, L.P. (the “Partnership”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01 – Other Events

Status of the Offering

On October 24, 2019, the Partnership closed on the issuance of approximately 0.3 million additional common units through its ongoing best-efforts offering, representing gross proceeds to the Partnership of approximately $5.7 million and proceeds net of selling and marketing expenses of approximately $5.4 million.

On October 25, 2019, Energy Resources 12 GP, LLC, the Partnership’s general partner, terminated the Partnership’s best-efforts offering set forth in the Partnership’s registration statement on Form S-1 (File No. 333-216891), which was originally declared effective by the Securities and Exchange Commission on May 17, 2017. As of the close of business on October 24, 2019, the Partnership had completed the sale of a total of approximately 11.0 million common units for total gross proceeds of approximately $218.0 million and proceeds net of selling and marketing expenses of $204.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 25, 2019

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC